UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Effective as of August 3, 2020 (the “Closing Date”), Unity Biotechnology, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”) pursuant to which a term loan in an aggregate principal amount of up to $80.0 million (the “Term Loan Facility”) is available to the Company in four tranches, subject to certain terms and conditions. Twenty-five million dollars under the first tranche was advanced to the Company on the Closing Date. Upon satisfaction of certain milestones, the second tranche is available under the Term Loan Facility which allows the Company to borrow an additional amount up to $15.0 million through June 15, 2021. Upon satisfaction of certain milestones, the third tranche is available under the Term Loan Facility which allows the Company to borrow an additional amount up to $15.0 million through December 15, 2021. The fourth tranche, which allows the Company to borrow an additional $25.0 million, will be available upon Hercules’ approval on or prior to December 15, 2022.

Advances under the Term Loan Facility will bear interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 6.10%, and (ii) 9.35%. The Company will make interest only payments through September 1, 2022, or extended to March 1, 2023 upon satisfaction of certain milestones, and will then repay the principal balance and interest of the advances in equal monthly installments after the interest only period and continuing through August 1, 2024.

The Company paid Hercules a commitment fee of $400,000 on the Closing Date.

The Company may prepay advances under the Loan Agreement, in whole or in part, at any time subject to a prepayment charge (the “Prepayment Premium”) equal to 1.50% of amounts so prepaid, if such prepayment occurs during the first three years following the Closing Date.

Upon prepayment or repayment of all or any of the term loans under the Term Loan Facility, the Company will pay (in addition to any Prepayment Premium) an end of term charge of 6.25% of the aggregate amount of the term loans being prepaid or repaid.

The Term Loan Facility is secured by substantially all of the Company’s assets, other than the Company’s intellectual property. The Company has agreed to not pledge or secure its intellectual property to others.

The Term Loan Facility includes affirmative and negative covenants applicable to the Company. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on the Company’s transferring collateral, making changes to the nature of the business of the Company, incurring additional indebtedness, engaging in mergers, acquisitions and in-bound licensing, paying dividends or making other distributions, making investments, engaging in transactions with affiliates, creating liens and selling assets, in each case subject to certain exceptions, including, among others, the ability for the Company to issue up to $250 million in convertible notes subject to customary terms and limitations and entering into exclusive outbound licenses for the Company’s intellectual property upon meeting certain requirements. The Term Loan Facility also includes a liquidity covenant that commences July 1, 2021. If the Company’s satisfies certain performance milestones, the Company does not have to comply with the liquidity covenant if such covenant is required.

The Term Loan Facility also includes events of default, the occurrence and continuance of which provide Hercules with the right to demand immediate repayment of all principal and unpaid interest under the Term Loan Facility, and to exercise remedies against the Company and the collateral securing the Term Loan Facility. These events of default include, among other things and subject to customary exceptions: (i) insolvency, liquidation, bankruptcy or similar events; (ii) failure to pay any debts due under the Loan Agreement or other loan documents on a timely basis; (iii) failure to observe certain covenants under the Loan Agreement; (v) occurrence of a material adverse effect; (vi) material misrepresentation by the Company; (vii) occurrence of any default under any other agreement involving material indebtedness; and (viii) certain material money judgments.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 4, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

Reference is made to the Exhibit Index attached hereto.

Forward-Looking Statements

Any statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the Company’s expectations regarding the timing and availability of the full amount of proceeds under the loan agreement; and the Company’s expectations regarding the sufficiency of its cash resources. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the satisfaction of closing conditions for each subsequent tranche of the loan agreement; the expectation that the Company will need additional funds to finance its operations; the unpredictability of the regulatory process; the Company’s reliance on third parties for the manufacture of its product candidates; possible regulatory developments in the United States and foreign countries; and the Company’s ability to attract and retain senior management personnel. These and other risks and uncertainties are described more fully in the Company’s most recent filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on July 31, 2020, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Loan and Security Agreement dated August 3, 2020 between Unity Biotechnology, Inc. and Hercules Capital, Inc.

99.1	Press release titled “Unity Biotechnology Announces $80M Debt Financing From Hercules Capital”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Additionally, schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: August 4, 2020	By:	/s/ Lynne Sullivan
Lynne Sullivan